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                                                               Exhibit 99.B10(b)

CONSENT OF INDEPENDENT AUDITORS

The Bear Stearns Funds:

We consent to the reference to us in this Post-Effective Amendment No. 23 to Registration Statement No. 33-84842 under the caption "Custodians, Transfer Agent and Dividend Disbursing Agent, Counsel and Independent Auditors" appearing in the Statement of Additional Information, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
May 13, 1999